                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica Growth Opportunities                Security Description: Common Stock

Issuer:  Twitter Inc.                                     Offering Type: US Registered
                                                          (US Registered, Eligible Muni, Eligible Foreign, 144A)

                                                                        In Compliance
       REQUIRED INFORMATION         ANSWER      APPLICABLE RESTRICTION    (Yes/No)
     -------------------------- --------------- ----------------------  -------------

1.   Offering Date                11/07/2013    None                        N/A

2.   Trade Date                   11/07/2013    Must be the same as #1      YES

3.   Unit Price of Offering         $26.00      None                        N/A

4.   Price Paid per Unit            $26.00      Must not exceed #3          YES

5.   Years of Issuer's                          Must be at least three
     Operations                       3+        years *                     YES

6.   Underwriting Type               Firm       Must be firm                YES

7.   Underwriting Spread                        Sub-Adviser
                                                determination to be
                                    $0.845      made                        YES

8.   Total Price paid by the
     Fund                         $4,759,586    None                        N/A

9.   Total Size of Offering     $1,820,000,000  None                        N/A

10.  Total Price Paid by the
     Fund plus Total Price
     Paid for same securities
     purchased by the
     same Sub-Adviser for                       #10 divided by #9 must
     other investment companies  $130,000,318   not exceed 25% **           YES

11.  Underwriter(s) from whom
     the Fund purchased                         Must not include
     (attach a list of all         Goldman      Sub-Adviser affiliates
     syndicate members)             Sachs       ***                         YES

12.  If the affiliate was lead
     or co-lead manager, was
     the instruction listed
     below given to the
     broker(s) named in #11?
     ****                            YES        Must be "Yes" or "N/A"      YES

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                                                  /s/ Alexander T. Norton
                                                  -----------------------------
                                                        Portfolio Manager

* Not applicable to munis. In the case of munis, (i) the issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings. Circle (i) or (ii), whichever is met.
** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [_]
**** The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.

                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica MS Growth Opportunities             Security Description: Common Stock

Issuer:  FireEye Inc.                                     Offering Type: US Registered
                                                          (US Registered, Eligible Muni, Eligible Foreign, 144A)

                                                                        In Compliance
       REQUIRED INFORMATION         ANSWER      APPLICABLE RESTRICTION    (Yes/No)
     -------------------------  --------------- ----------------------  -------------

1.   Offering Date                03/06/2014    None                        N/A

2.   Trade Date                   03/06/2014    Must be the same as #1      Yes

3.   Unit Price of Offering         $82.00      None                        N/A

4.   Price Paid per Unit            $82.00      Must not exceed #3          Yes

5.   Years of Issuer's                          Must be at least three
     Operations                       3+        years *                     Yes

6.   Underwriting Type               Firm       Must be firm                Yes

7.   Underwriting Spread                        Sub-Adviser
                                                determination to be
                                    $2.46       made                        Yes

8.   Total Price paid by the
     Fund                         $6,845,196    None                        N/A

9.   Total Size of Offering     $1,148,000,000  None                        N/A

10.  Total Price Paid by the
     Fund plus Total Price
     Paid for same securities
     purchased by the same
     Sub-Adviser for other                      #10 divided by #9 must
     investment companies        $154,670,532   not exceed 25% **           Yes

11.  Underwriter(s) from whom
     the Fund purchased                         Must not include
     (attach a list of all                      Sub-Adviser affiliates
     syndicate members)            Barclays     ***                         Yes

12.  If the affiliate was lead
     or co-lead manager, was
     the instruction listed
     below given to the
     broker(s) named in
     #11?****                        Yes        Must be "Yes" or "N/A"      Yes

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                                                  /s/ Alexander T. Norton
                                                  -----------------------------
                                                           Sub-Adviser

* Not applicable to munis. In the case of munis, (a) they must be sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and (b) either: (i) they must be subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, they must be subject to a minimal or low amount of credit risk. With respect to (b), circle (i) or (ii), whichever is met.
** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [_]
**** The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.

Last revised 1/12/2010

                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica MS Growth Opportunities             Security Description: Common Stock

Issuer:  Zalando SE                                       Offering Type: US Registered
                                                          (US Registered, Eligible Muni, Eligible Foreign, 144A)

                                                                      In Compliance
       REQUIRED INFORMATION        ANSWER     APPLICABLE RESTRICTION    (Yes/No)
     -------------------------  ------------- ----------------------  -------------

1.   Offering Date               10/01/2014   None                         N/A

2.   Trade Date                  09/30/2014   Must be the same as #1       Yes

3.   Unit Price of Offering       EUR 21.50   None                         N/A

4.   Price Paid per Unit          EUR 21.50   Must not exceed #3           Yes

5.   Years of Issuer's                        Must be at least three
     Operations                      3+       years *                      Yes

6.   Underwriting Type              Firm      Must be firm                 Yes

7.   Underwriting Spread         EUR 0.3225   Sub-Adviser
                                              determination to be
                                              made                         Yes

8.   Total Price paid by the    EUR 1,661,155
     Fund                        $2,098,453   None                         N/A

9.   Total Size of Offering          EUR
                                 526,238,795
                                $664,771,111  None                         N/A

10.  Total Price Paid by the
     Fund plus Total Price
     Paid for same securities
     purchased by the same           EUR
     Sub-Adviser for other       29,562,500   #10 divided by #9 must
     investment companies        $37,344,826  not exceed 25% **            Yes

11.  Underwriter(s) from whom
     the Fund purchased                       Must not include
     (attach a list of all      Goldman Sachs Sub-Adviser affiliates
     syndicate members)            London     ***                          Yes

12.  If the affiliate was lead
     or co-lead manager, was
     the instruction listed
     below given to the
     broker(s) named in #11?
     ****                            Yes      Must be "Yes" or "N/A"       Yes

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                                                  /s/ Alexander T. Norton
                                                  -----------------------------
                                                           Sub-Adviser

* Not applicable to munis. In the case of munis, (a) they must be sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and (b) either: (i) they must be subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, they must be subject to a minimal or low amount of credit risk. With respect to (b), circle (i) or (ii), whichever is met.
** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [_]
**** The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.

Last revised 1/12/2010